Exhibit 23



                              ACCOUNTANT'S CONSENT

     We consent to the incorporation by reference in the Registration Statements on Form S-8, File Nos. 333-88125 and 333-12897, of our report dated January 30, 2004 contained in the 2003 Annual Report to Shareholders of Logansport Financial Corporation, which is incorporated by reference in this Form 10-K.



/s/ GRANT THORNTON LLP

Cincinnati, Ohio
March 26, 2004